UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2007

American Wagering, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-20685 (Commission File Number)	88-0344658 (I.R.S. Employer Identification No.)

675 Grier Drive, Las Vegas, Nevada (Address of principal executive offices)	89119 (Zip Code)

Registrant’s telephone number, including area code: (702) 735-0101

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01 — Regulation FD Disclosure.

On June 28, 2007, in the case titled Michael Racusin, d/b/a M. Racusin & Company v. American Wagering, Inc. et al., Case No. 05-15969, the United States Court of Appeals for the Ninth Circuit (the “9th Circuit”) issued a decision that reversed the ruling in our favor by the Bankruptcy Appellate Panel for the Ninth Circuit (the “BAP”) on the issue of whether a July 8, 2003 judgment (the “Judgment”) by the United States District Court for the District of Nevada in favor of Michael Racusin, d/b/a M. Racusin & Company (“Racusin”), in a breach of contract action against us was subject to subordination under Section 510(b) of the U.S. Bankruptcy Code (the “Code”) pursuant to our prior plan of reorganization under Chapter 11 of the Code (the “Plan”).  In all material respects, the 9th Circuit’s June 28, 2007 decision has the same effect as its October 6, 2006 decision in which it ruled that the Judgment was not subject to subordination (as to which we had filed a petition for rehearing), but the 9th Circuit withdrew the latter decision and replaced it with the June 28, 2007 decision.  The 9th Circuit also ruled that no further petitions for rehearing may be filed.

As a result of the 9th Circuit’s reversal of the BAP’s ruling, and in accordance with our September 3, 2004 Settlement Agreement with Racusin described and included as Exhibit 99.1 in our Form 8-K filed on September 7, 2004 (the “Settlement Agreement”), we estimate that our future payment obligations to (or for the benefit of) Racusin for the balance of our current fiscal year and for subsequent fiscal years will be approximately as follows:

Period	Principal	Interest	Total
August 2007 to January 2008	$1,095,035	$67,213	$1,162,248
February 2008 to January 2009	750,000	103,099	853,099
February 2009 to January 2010	300,000	71,310	371,310
February 2010 to January 2011	300,000	47,310	347,310
February 2011 to January 2012	300,000	23,310	323,310
February 2012 to July 2012	130,000	2,671	132,671
Total future payments	$2,875,035	$314,913	$3,189,948

The $2,875,035 total Principal amount reported in the table above equals the $2,800,000 debt owed to Racusin under the Settlement Agreement (giving effect to the 9th Circuit’s decision), minus $427,323 we paid to Racusin during our fiscal years ended January 31, 2005 and 2006, plus interest calculated on a daily basis from March 11, 2005 (the date we consummated the Plan and emerged from Chapter 11 proceedings under the Code) through July 31, 2007.

The 9th Circuit issued its original decision reversing the BAP’s ruling during our fiscal year ended January 31, 2007.  For information concerning the effects of that decision on our 2007 fiscal year’s financial statements (which are not changed by the 9th Circuit’s June 28, 2007 decision), please see Part I, Item 3 - “Legal Proceedings” and our financial statements and notes thereto in our January 31, 2007 Form 10-KSB.  For the period from February 1 to July 31, 2007, we are recording litigation judgment expense of $111,811 to account for accrued interest on our debt to Racusin for this period.  That amount is included in the Principal column of the table above because that table reports our indebtedness as of August 1, 2007 after giving effect to the accrual of interest for the six months ended July 31, 2007.  In future periods we will record litigation judgment expense to account for our future interest payment obligations, as estimated in the Interest column of the table above.

Forward-Looking Statements.  In this report we make “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about our future payment obligations under the Settlement Agreement with Racusin due to the adverse decision by the 9th

Circuit reported above.  Although we believe that our forward-looking statements are reasonable at the present time, you should read this report thoroughly and with the understanding that Racusin may dispute our estimate of future payment obligations and that actual future results may differ materially from what is contained in our forward-looking statements.  We do not plan to update our forward-looking statements even if our situation or expectations change in the future, unless applicable law requires us to do so.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as and when expressly set forth by such specific reference in such filing.

______________________________________________________________________________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 6, 2007

AMERICAN WAGERING, INC.

/s/ Victor J. Salerno
Name:	Victor J. Salerno
Title:	Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Assistant Secretary and interim Principal Financial Officer